UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 26, 2019

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (405) 278-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01.    Other Events.

On May 10, 2018, Blueknight Energy Partners, L.P. (“BKEP”), affiliates of Ergon, Inc. (“Ergon”), and Kingfisher Midstream, LLC (“Kingfisher Midstream”), a subsidiary of Alta Mesa Resources, Inc. (“Alta Mesa”), announced the execution of definitive agreements to form Cimarron Express Pipeline, LLC (“Cimarron Express”). The venture contemplated the construction and operation of a new crude oil pipeline serving STACK producers in central Oklahoma with a new 65-mile, 16-inch crude oil pipeline extending from northeastern Kingfisher County, Oklahoma, to BKEP’s Cushing, Oklahoma, crude oil terminal.

Ergon and Kingfisher Midstream each own 50% of Cimarron Express. Ergon, owner of the general partner of BKEP, holds its ownership in Cimarron Express through a wholly owned subsidiary of Ergon, Ergon - Oklahoma Pipeline, LLC (“Devco”). Ergon and BKEP also entered into an agreement (the “Agreement”) that gives each party rights concerning the purchase or sale of Devco, subject to certain terms and conditions. Under the Agreement, BKEP has the right, at any time, to purchase one hundred percent (100%) of the authorized and outstanding member interests in Devco from Ergon for the Purchase Price (as defined in the Agreement) by giving written notice to Ergon (the “Call”). Ergon has the right to require BKEP to purchase one hundred percent (100%) of the authorized and outstanding member interests of Devco for the Purchase Price (the “Put”) at any time beginning the earlier of (i) eighteen (18) months from the formation of the joint venture company to build the pipeline, (ii) six (6) months after completion of the pipeline, or (iii) the event of dissolution of the Cimarron Express joint venture.

BKEP and Ergon have been informed that Kingfisher Midstream has made the decision to suspend future investments in Cimarron Express as Kingfisher Midstream has determined that the anticipated volumes from the currently dedicated acreage, and the resultant project economics, do not support additional investment from Kingfisher Midstream at this time. As of December 31, 2018, Cimarron Express had spent approximately $30 million on the pipeline project. Both BKEP and Ergon are currently evaluating the status of the investment in Cimarron Express. To the extent the Put is exercised in the future, BKEP would be responsible for 50% of the total amount spent by the pipeline project plus interest at 9% per annum. BKEP anticipates the principal cost of the Put could be reduced by $4 million to $7 million upon the sale of the assets of the Cimarron Express joint venture, for a total net cost to Blueknight of $8 million to $11 million plus interest.

Forward-Looking Statements

This report includes forward-looking statements. Statements included in this report that are not historical facts are forward-looking statements, including statements regarding the future of the Cimarron Express joint venture and statements regarding the potential economic impact to Blueknight. Such forward-looking statements are subject to various risks and uncertainties. These risks and uncertainties include, among other things, uncertainties relating to BKEP’s future cash flows and operations, BKEP’s ability to pay future distributions, future market conditions, current and future governmental regulation, future taxation and other factors discussed in BKEP’s filings with the Securities and Exchange Commission. If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. BKEP undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

		By:	Blueknight Energy Partners G.P., L.L.C
its General Partner

Date:	February 26, 2019	By:	/s/ Joel W. Kanvik
Joel W. Kanvik
Chief Legal Officer and Secretary